Exhibit 32.1

Certifications pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Press Ganey Holdings, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

 (i)  the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2016, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 4, 2016	By:	/S/ PATRICK T. RYAN
	Name:	Patrick T. Ryan
	Title:	Chief Executive Officer

May 4, 2016	By:	/S/ BREHT T. FEIGH
	Name:	Breht T. Feigh
	Title:	Chief Financial Officer